UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

Wilshire Bancorp, Inc.

(Exact name of registrant as specified in its charter)

California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard,

Los Angeles, California 90010

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (213) 387-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.             Completion of Acquisition or Disposition of Assets

Effective October 1, 2013, Wilshire Bancorp, Inc. (the “Company”) completed its previously-announced acquisition (the “Merger”) of BankAsiana, a New Jersey state chartered commercial bank with three branches in the New York/New Jersey market  (“BankAsiana”), pursuant to an Agreement and Plan of Merger, dated as of June 8, 2013 (the “Merger Agreement”) between the Company and BankAsiana.  At closing, a newly-formed, wholly owned subsidiary of the Company merged with and into BankAsiana, with BankAsiana surviving the first merger.  Immediately thereafter, BankAsiana merged with and into the Company’s wholly owned subsidiary bank, Wilshire State Bank (“Wilshire Bank”), with Wilshire Bank as the surviving entity.  Pursuant to the Merger Agreement, holders of BankAsiana common stock have a right to receive $14.25 for each share of BankAsiana common stock held immediately prior to the effective time of the Merger, subject to adjustment as provided for in the Merger Agreement, plus cash in lieu of fractional shares.  Each outstanding share of the Company’s common stock remained outstanding and was unaffected by the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.  On October 1, 2013, the Company issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of June 8, 2013, by and between Wilshire Bancorp, Inc. a California corporation, and BankAsiana, a New Jersey state chartered commercial bank (attached as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed on August 2, 2013 and incorporated herein by reference)

99.1	Press release issued by Wilshire Bancorp, Inc., dated October 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2013	WILSHIRE BANCORP, INC.

	By:	/s/ Alex Ko
		Name:	Alex Ko
		Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of June 8, 2013, by and between Wilshire Bancorp, Inc. a California corporation, and BankAsiana, a New Jersey state chartered commercial bank (attached as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed on August 2, 2013 and incorporated herein by reference)

99.1	Press release issued by Wilshire Bancorp, Inc., dated October 1, 2013